                                                                    Exhibit 10.6

================================================================================


                       MASTER LOAN AND SECURITY AGREEMENT


                                   ----------

                            Dated as of June 26, 2003

                                   ----------


                        NEW CENTURY MORTGAGE CORPORATION
                                   as Borrower


                                       and


                   GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.
                                    as Lender


================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Section 1.    Definitions and Accounting Matters
       1.01   Certain Defined Terms                                            1
       1.02   Accounting Terms and Determinations                             14

Section 2.    Advances, Note and Prepayments
       2.01   Advances                                                        14
       2.02   Notes                                                           15
       2.03   Procedure for Borrowing                                         15
       2.04   Limitation on Types of Advances; Illegality                     16
       2.05   Repayment of Advances; Interest                                 17
       2.06   Mandatory Prepayments or Pledge                                 17
       2.07   Optional Prepayments                                            17
       2.08   Requirements of Law.                                            18
       2.09   Purpose of Advances                                             19

Section 3.    Payments; Computations; Taxes; Commitment Fee;
              Non-Utilization Fee; Exit Fee
       3.01   Payments                                                        19
       3.02   Computations                                                    19
       3.03   U.S. Taxes                                                      20
       3.04   Commitment Fee                                                  21

Section 4.    Collateral Security
       4.01   Collateral; Security Interest                                   21
       4.02   Further Documentation                                           22
       4.03   Changes in Locations, Name, etc                                 23
       4.04   Lender's Appointment as Attorney-in-Fact.                       23
       4.05   Performance by Lender of Borrower's Obligations                 24
       4.06   Proceeds                                                        24
       4.07   Remedies                                                        25
       4.08   Limitation on Duties Regarding Presentation of
              Collateral                                                      26
       4.09   Powers Coupled with an Interest                                 26
       4.10   Release of Security Interest                                    26

Section 5.    Conditions Precedent
       5.01   Initial Advance                                                 26
       5.02   Initial and Subsequent Advances                                 28

Section 6.    Representations and Warranties
       6.01   Existence                                                       30
       6.02   Financial Condition                                             30
       6.03   Litigation                                                      30
       6.04   No Breach                                                       31
       6.05   Action                                                          31
       6.06   Approvals                                                       31

       6.07   Margin Regulations                                              31
       6.08   Taxes                                                           31
       6.09   Investment Company Act                                          31
       6.10   No Legal Bar                                                    32
       6.11   No Default                                                      32
       6.12   Collateral; Collateral Security                                 32
       6.13   Chief Executive Office                                          32
       6.14   Location of Books and Records                                   32
       6.15   True and Complete Disclosure                                    33
       6.16   Tangible Net Worth; Liquidity                                   33
       6.17   ERISA                                                           33
       6.19   Relevant States                                                 33
       6.20   True Sales                                                      33
       6.21   No Burdensome Restrictions                                      34
       6.22   Subsidiaries                                                    34
       6.23   Origination and Acquisition of Mortgage Loans                   34
       6.24   No Adverse Selection                                            34
       6.25   Borrower Solvent; Fraudulent Conveyance                         34

Section 7.    Covenants of the Borrower
       7.01   Financial Statements                                            34
       7.02   Litigation                                                      36
       7.03   Existence, Etc                                                  37
       7.04   Prohibition of Fundamental Changes                              37
       7.05   Borrowing Base Deficiency                                       37
       7.06   Notices                                                         37
       7.07   Servicing                                                       38
       7.08   Intentionally Omitted                                           38
       7.09   Underwriting Guidelines                                         38
       7.10   Lines of Business                                               38
       7.11   Transactions with Affiliates                                    38
       7.12   Use of Proceeds                                                 39
       7.13   Limitation on Liens                                             39
       7.14   Limitation on Sale of Assets                                    39
       7.15   Limitation on Distributions                                     39
       7.16   Maintenance of Liquidity.                                       39
       7.17   Maintenance of Tangible Net Worth                               39
       7.18   Maintenance of Ratio of Total Indebtedness
              to Tangible Net Worth                                           39
       7.19   Restricted Payments                                             40
       7.20   Servicing Transmission                                          40
       7.21   No Amendment or Waiver                                          40
       7.22   Maintenance of Property; Insurance                              40
       7.23   Further Identification of Collateral                            40
       7.24   Mortgage Loan Determined to be Defective                        40
       7.25   Interest Rate Protection Agreements                             40
       7.26   Certificate of a Responsible Officer of the Borrower            40

Section 8.    Events of Default

Section 9.    Remedies Upon Default

Section 10.   No Duty on Lender's Part

Section 11.   Miscellaneous
     11.01    Waiver                                                          44
     11.02    Notices                                                         44
     11.03    Indemnification and Expenses                                    45
     11.04    Amendments                                                      46
     11.05    Successors and Assigns                                          46
     11.06    Survival                                                        46
     11.07    Captions                                                        46
     11.08    Counterparts                                                    46
     11.09    Loan Agreement Constitutes Security
              Agreement; Governing Law                                        46
     11.10    SUBMISSION TO JURISDICTION; WAIVERS                             46
     11.11    WAIVER OF JURY TRIAL                                            47
     11.12    Acknowledgments                                                 47
     11.13    Hypothecation or Pledge of Collateral                           47
     11.14    Assignments; Participations                                     48
     11.15    Servicing                                                       48
     11.16    Periodic Due Diligence Review                                   50
     11.17    Set-Off                                                         50
     11.18    Intent                                                          51
     11.19    Replacement by Repurchase Agreement                             51
     11.20    Entire Agreement                                                51

                 SCHEDULES

     SCHEDULE 1  Representations and Warranties re: Mortgage Loans

     SCHEDULE 2  Filing Jurisdictions and Offices

     SCHEDULE 3  Relevant States

     SCHEDULE 4  Subsidiaries

                EXHIBITS

     EXHIBIT A  Form of Promissory Note

     EXHIBIT B  Form of Custodial Agreement

     EXHIBIT C  Form of Opinion of Counsel to the Borrower

     EXHIBIT D  Form of Notice of Borrowing and Pledge

     EXHIBIT E  Underwriting Guidelines

     EXHIBIT F  Required Fields for Servicing Transmission

     EXHIBIT G  Required Fields for Mortgage Loan Data Transmission

     EXHIBIT H  Form of Borrowing Base Certificate

     EXHIBIT I  Form of Confidentiality Agreement

     EXHIBIT J  Form of Instruction Letter

                       MASTER LOAN AND SECURITY AGREEMENT

          MASTER LOAN AND SECURITY AGREEMENT, dated as of June 26, 2003, between NEW CENTURY MORTGAGE CORPORATION, a California corporation (the "Borrower") and GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a Delaware corporation (the "Lender").

                                    RECITALS

          The Borrower wishes to obtain financing from time to time to provide interim funding for the origination or acquisition of certain conforming and non-conforming small commercial, mixed use and multifamily Mortgage Loans (as defined herein), which Mortgage Loans are to be sold or contributed by the Borrower to one or more trusts or other entities to be sponsored by the Borrower or an Affiliate (as defined herein) thereof, or to third-parties, and which Mortgage Loans shall secure Advances (as defined herein) to be made by the Lender hereunder.

          The Lender has agreed, subject to the terms and conditions of this Loan Agreement (as defined herein), to provide such financing to the Borrower, with a portion of the proceeds of the sale of all mortgage-backed securities issued by any such trust or other entity, together with a portion of the proceeds of any permitted whole loan sales, together with other funds of the Borrower, if necessary, being used to repay any Advances made hereunder as more particularly described herein.

          Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          Section 1.  Definitions and Accounting Matters.

          1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Loan Agreement in the singular to have the same meanings when used in the plural and vice versa):

          "Accepted Servicing Practices" shall mean, with respect to any Mortgage Loan, accepted and prudent mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loans in the jurisdiction where the related Mortgaged Property is located and in a manner at least equal in quality to the servicing the Borrower or Borrower's designee provides to mortgage loans which they own in their own portfolio.

          "Advance" shall have the meaning specified in Section 2.01(a) hereof.

          "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" (together with the correlative meanings of "controlled by" and "under common control with") means possession, directly or indirectly, of the power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the directors or managing general partners (or their equivalent) of such Person, or
(b) to direct or
cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

          "ALTA" means the American Land Title Association.

          "Applicable Collateral Percentage" shall mean, 92%.

          "Applicable Margin" shall mean 1.75% per annum.

          "Appraised Value" shall mean the value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

          "Approved Title Insurance Company" shall mean a nationally recognized title insurance company or any other title insurance company approved by the Lender in its sole discretion.

          "Assignment of Mortgage" shall mean, with respect to any Mortgage, an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form (excluding therefrom the name of the assignee), sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment and pledge of the Mortgage.

          "Bankruptcy Code" shall mean the United States Bankruptcy Code of 1978, as amended from time to time.

          "Best's" means Best's Key Rating Guide, as the same shall be amended from time to time.

          "Borrower" shall have the meaning provided in the heading hereof.

          "Borrowing Base" shall mean the aggregate Collateral Value of all Eligible Mortgage Loans that have been, and remain, pledged to the Lender hereunder.

          "Borrowing Base Certificate" shall mean the certificate prepared by the Lender substantially in the form of Exhibit H, attached hereto.

          "Borrowing Base Deficiency" shall have the meaning provided in Section
2.06 hereof.

          "Business Day" shall mean any day other than (i) a Saturday or Sunday,
(ii) a day on which the New York Stock Exchange, the Federal Reserve Bank of New York, the Custodian or banking and savings and loan institutions in the State of New York, Connecticut or California or the City of New York or the city or state in which the Custodian's offices are located are closed, or (iii) a day on which trading in securities on the New York Stock Exchange or any other major securities exchange in the United States is not conducted.

          "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Loan Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

          "Cash Equivalents" shall mean (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by Standard and Poor's Ratings Group ("S&P") or P-1 or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

          "Change of Control" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of outstanding shares of voting stock of the Borrower at any time if after giving effect to such acquisition such Person or Persons owns twenty percent (20%) or more of such outstanding voting stock.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral" shall have the meaning assigned to such term in Section 4.01(b) hereof.

          "Collateral Value" shall mean with respect to each Mortgage Loan, the lesser of (a) the product of (x) the Applicable Collateral Percentage and (y) the outstanding principal balance of such Mortgage Loan, and (b) the product of
(x) 96% and (y) the Market Value; provided, that, the Collateral Value shall be deemed to be zero with respect to each Mortgage Loan:

          (1) in respect of which there is a material breach of a representation and warranty set forth on Schedule 1 (assuming each representation and warranty is made as of the date Collateral Value is determined) or there is a Material Exception which was not otherwise waived by Lender;

          (2) which the Lender determines, in its reasonable discretion is not eligible for sale in the secondary market or for securitization without unreasonable credit enhancement;

          (3) which has been released from the possession of the Custodian under Section 5(a) of the Custodial Agreement to the Borrower or its bailee for a period in excess of ten (10) calendar days (or if such tenth day is not a Business Day, the next succeeding Business Day);

          (4) which has been released from the possession of the Custodian (i) under Section 5(b) of the Custodial Agreement under any Transmittal Letter in excess of the time period stated in such Transmittal Letter for release, or (ii) under Section 5(c) of the Custodial Agreement under an Attorney Bailee Letter, from and after the date such Attorney's Bailee Letter is terminated or ceases to be in full force and effect;

          (5) in respect of which (a) the related Mortgaged Property is the subject of a foreclosure proceeding or (b) the related Mortgage Note has been extinguished under relevant state law in connection with a judgment of foreclosure or foreclosure sale or otherwise;

          (6) if (a) the related Mortgage Note or the related Mortgage is not genuine or is not the legal, valid, binding and enforceable obligation of the maker thereof, subject to no right of rescission, set-off, counterclaim or defense, or (b) such Mortgage, is not a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property;

          (7) in respect of which the related Mortgagor is the subject of a bankruptcy proceeding;

          (8) as to which the related the Mortgagor has not made the first contractually due monthly payment thereunder prior to the next scheduled payment date

          (9) which has been subject to this Loan Agreement for more than 180 days;

          (10) which was originated more than 60 days prior to the date on which the initial Advance with respect to the Mortgage Loan was made;

          (11) which is 60 or more days past due;

          (12) which had an unpaid principal balance at origination of less than $100,000 or greater than $3,000,000;

          (13) which is a fully amortizing, non-yield maintenance loan ("Nonconforming Collateral") and the Collateral Value of such Nonconforming Collateral, when added to the Collateral Value of all other Nonconforming Collateral that secures Advances hereunder exceeds the lesser of
               (a) $25,000,000 and (b) 25% of the aggregate outstanding amount of all Advances;

          (14) which is a Wet Loan, and the Collateral Value of such Wet Loan when added to the Collateral Value of all other Wet Loans that secure Advances hereunder exceeds $10,000,000; or

          (15) which is a Wet Loan as to which all Required Documents have not been delivered to the Custodian within ten (10) days.

          "Commitment Fee" shall have the meaning assigned to such term in
Section 3.04 hereof.

          "Contractual Obligation" shall mean as to any Person, any material provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound or any material provision of any security issued by such Person.

          "Custodial Agreement" shall mean the Custodial Agreement, dated as of the date hereof, among the Borrower, the Custodian and the Lender, substantially in the form of Exhibit B hereto, as the same shall be modified and supplemented and in effect from time to time.

          "Custodian" shall mean Deutsche Bank Trust Company Americas, its successors and permitted assigns.

          "Custodian Loan Transmission" shall have the meaning assigned thereto in the Custodial Agreement.

          "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

          "Dollars" and "$" shall mean lawful money of the United States of America.

          "Dry Loan" shall mean a first lien Mortgage Loan which is underwritten in accordance with the Underwriting Guidelines and the Mortgage File for which contains all of the documents specified in Annex 15 of the Custodial Agreement.

          "Due Date" means the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

          "Due Diligence Review" shall mean the performance by the Lender of any or all of the reviews permitted under Section 11.16 hereof with respect to any or all of the Mortgage Loans or the Borrower, as desired by the Lender from time to time.

          "Effective Date" shall mean the date upon which the conditions precedent set forth in Section 5.01 shall have been satisfied.

          "Eligible Mortgage Loan" shall mean a Mortgage Loan secured by a first mortgage lien on a type of property and as to which (i) the representations and warranties in Section 6.12 and 6.23 and Schedule 1 hereof are correct, (ii) was originated or acquired by the Borrower in accordance with the Borrower's or Lender approved third party's Underwriting Guidelines, (iii) the Mortgage File contains all required Mortgage Loan Documents without Material Exceptions unless otherwise waived by Lender and (iv) such other customary criteria for eligibility determined by the Lender shall have been satisfied.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which Borrower is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which Borrower is a member.

          "Escrow Agreement" shall mean an escrow agreement or letter, which may be substantially in the form attached hereto as Exhibit K, substantially stating that in the event of a Rescission or any other reason the Mortgage Loan fails to fund on a given day, the party conducting the closing will return all funds which would have been disbursed in connection with such Mortgage Loan.

          "Escrow Payments" means with respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

          "Event of Default" shall have the meaning provided in Section 8 hereof.

          "Exception Report" shall mean the exception report prepared by the Custodian pursuant to the Custodial Agreement.

          "Exit Fee" shall have the meaning assigned to such term in Section
3.06 hereof.

          "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Lender from three primary dealers (other than an Affiliate of the Lender).

          "FHLMC" means Freddie Mac, formerly known as the Federal Home Loan Mortgage Corporation, or any successor thereto.

          "FNMA" means Fannie Mae, formerly known as the Federal National Mortgage Association, or any successor thereto.

          "Funding Date" shall mean the date on which an Advance is made hereunder.

          "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

          "Governmental Authority" shall mean any nation or government, any state or other political subdivision, agency or instrumentality thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over the Borrower, any of its Subsidiaries or any of its properties.

          "Gross Margin" means with respect to each adjustable rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note.

          "Guarantee" shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise), provided that the term "Guarantee" shall not include (i) endorsements for collection or deposit in the ordinary course of business, or (ii) obligations to make servicing advances or other obligations in respect of a Mortgaged Property. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms "Guarantee" and "Guaranteed" used as verbs shall have correlative meanings.

          "Indebtedness" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements or like arrangements; (g) indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) indebtedness of general partnerships of which such Person is a general partner; and (j) any other indebtedness of such Person evidenced by a note, bond, debenture or similar instrument; provided that, for the purpose of calculating Indebtedness, the following shall not be included:

(A) debt obligations consisting of structured securities for which recourse is solely to the assets underlying such structured securities; (B) obligations of such Person to pay another Person any sums collected and held by the subject Person (as loan servicer, escrow agent or collection agent) for the account of such other Person; and (C) intercompany indebtedness.

          "Index" means with respect to each adjustable rate Mortgage Loan, the index set forth in the related Mortgage Note for the purpose of calculating the interest rate thereon.

          "Instruction Letter" shall mean a letter agreement between the Borrower and each Subservicer substantially in the form of Exhibit J attached hereto, in which such Persons acknowledge the Lender's security interest in the Mortgage Loans, and agree to remit any collections with respect to the Mortgage Loans as the Lender may so direct from time to time, which Instruction Letter may be delivered by Lender to such Subservicer in its sole discretion.

          "Insurance Proceeds" means with respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

          "Insured Closing Letter" means a letter substantially in the form attached hereto as Exhibit K, or a letter of indemnification from an Approved Title Insurance Company addressed to a Borrower with coverage that is customarily acceptable to Persons engaged in the origination of mortgage loans, identifying the Settlement Agent covered thereby, which may be in the form of a blanket letter of indemnification, acceptable to the Lender.

          "Interest Period" shall mean, with respect to any Advance, (i) initially, the period commencing on the Funding Date with respect to such Advance and ending on the calendar day prior to the Payment Date of the next succeeding month, and (ii) thereafter, each period commencing on the Payment Date of a month and ending on the calendar day prior to the Payment Date of the next succeeding month. Notwithstanding the foregoing, no Interest Period may end after the Termination Date.

          "Interest Rate Adjustment Date" means with respect to each adjustable rate Mortgage Loan, the date, specified in the related Mortgage Note and the Mortgage Loan Data Transmission, on which the Mortgage Interest Rate is adjusted.

          "Interest Rate Protection Agreement" shall mean with respect to any or all of the Mortgage Loans and/or Advances, any interest rate swap, cap or collar agreement or any other applicable hedging arrangements providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies entered into by Borrower and reasonably acceptable to the Lender.

          "Lender" shall have the meaning provided in the heading hereof.

          "LIBO Base Rate" shall mean with respect to each day an Advance is outstanding (or if such day is not a Business Day, the next succeeding Business
Day), the rate per annum equal to the rate published by Bloomberg or if such rate is not available, the rate appearing at page 3750 of the Telerate Screen as one-month LIBOR on such date, and if such rate shall not be so quoted, the rate per annum at which the Lender is offered Dollar deposits at or about 11:00 A.M., eastern time, on such date by prime banks in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Advances are then being conducted for delivery on such day for a period of one month and in an amount comparable to the amount of the Advances to be outstanding on such day.

          "LIBO Rate" shall mean with respect to each Interest Period pertaining to an Advance, a rate per annum determined by the Lender in accordance with the following formula (rounded upwards to the nearest l/100th of one percent), which rate as determined by the Lender shall be conclusive absent manifest error by the Lender:

                                  LIBO Base Rate
                      ------------------------------------
                        1.00 - LIBO Reserve Requirements

          The LIBO Rate shall be calculated each Funding Date and Payment Date commencing with the first Funding Date.

          "LIBO Reserve Requirements" shall mean for any Interest Period for any Advance, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements applicable to the Lender in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto), dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such Governmental Authority. As of the Effective Date, the LIBO Reserve Requirements shall be deemed to be zero.

          "Lien" shall mean any mortgage, lien, pledge, charge, security interest or similar encumbrance.

          "Loan Agreement" shall mean this Master Loan and Security Agreement, as it may be amended, supplemented or otherwise modified from time to time as mutually agreed by the parties in writing.

          "Loan Documents" shall mean collectively, this Loan Agreement, the Note and the Custodial Agreement.

          "Loan-to-Value Ratio" or "LTV" means with respect to any Mortgage Loan, the ratio of the original outstanding principal amount of the Mortgage Loan to the lesser of (a) the Appraised Value of the Mortgaged Property at origination or (b) if the Mortgaged Property was purchased not more than 12 months prior to the origination of the Mortgage Loan, the purchase price of the Mortgaged Property.

          "Market Value" shall mean the value, determined by the Lender in its sole reasonable discretion, of the Mortgage Loans if sold in their entirety to a single third-party purchaser. The Lender's determination of Market Value shall be conclusive upon the parties, absent manifest error on the part of the Lender. The Lender shall have the right to mark to market the Mortgage Loans on a daily basis, which Market Value with respect to one or more of the Mortgage Loans may be determined to be zero. The Borrower acknowledges that the Lender's determination of Market Value is for the limited purpose of determining Collateral

Value for lending purposes hereunder without the ability to perform customary purchaser's due diligence and is not necessarily equivalent to a determination of the fair market value of the Mortgage Loans achieved by obtaining competing bids in an orderly market in which the originator/servicer is not in default under a revolving debt facility and the bidders have adequate opportunity to perform customary loan and servicing due diligence.

          "Material Adverse Effect" shall mean a material adverse effect on (a) the property, business, operations, financial condition or prospects of the Borrower, (b) the ability of the Borrower to perform in all material respects its obligations under any of the Loan Documents to which it is a party, (c) the validity or enforceability in all material respects of any of the Loan Documents, (d) the rights and remedies of the Lender under any of the Loan Documents, (e) the timely payment of the principal of or interest on the Advances or other amounts payable in connection therewith or (f) the Collateral.

          "Material Exception" shall have the meaning assigned thereto in the Custodial Agreement.

          "Maximum Credit" shall mean $100,000,000.

          "Monthly Payment" means the scheduled monthly payment of principal and interest on a Mortgage Loan as adjusted in accordance with changes in the Mortgage Interest Rate pursuant to the provisions of the Mortgage Note for an adjustable rate Mortgage Loan.

          "Mortgage" shall mean with respect to a Mortgage Loan, the mortgage, deed of trust or other instrument, which creates a first lien on the fee simple or a leasehold estate in such real property securing the Mortgage Note.

          "Mortgage File" shall have the meaning assigned thereto in the Custodial Agreement.

          "Mortgage Interest Rate" means the annual rate of interest borne on a Mortgage Note, which shall be adjusted from time to time with respect to adjustable rate Mortgage Loans.

          "Mortgage Interest Rate Cap" means with respect to an adjustable rate Mortgage Loan, the limit on each Mortgage Interest Rate adjustment as set forth in the related Mortgage Note.

          "Mortgage Loan" shall mean a mortgage loan which the Custodian has been instructed to hold for the Lender pursuant to the Custodial Agreement, and which Mortgage Loan includes, without limitation, (i) a Mortgage Note, the related Mortgage and all other Mortgage Loan Documents and (ii) all right, title and interest of the Borrower in and to the Mortgaged Property covered by such Mortgage.

          "Mortgage Loan Documents" shall mean, with respect to a Mortgage Loan, the documents comprising the Mortgage File for such Mortgage Loan.

          "Mortgage Loan List" shall mean the hard copy report provided by the Borrower which shall include with respect to each Mortgage Loan to be included as Collateral: (i) the

Mortgage Loan number, (ii) the Mortgagor's name, (iii) the original principal amount of the Mortgage Loan and (iv) the current principal balance of the Mortgage Loan.

          "Mortgage Loan Data Transmission" shall mean a computer-readable magnetic or other electronic format incorporating the fields identified on Exhibit G.

          "Mortgage Note" shall mean the original executed promissory note or other evidence of the indebtedness of a mortgagor/borrower with respect to a Mortgage Loan.

          "Mortgaged Property" means the real property (including all improvements thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt evidenced by a Mortgage Note.

          "Mortgagee" means either Borrower or any subsequent holder of a Mortgage Loan.

          "Mortgagor" means the obligor on a Mortgage Note.

          "Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA.

          "Net Income" shall mean, for any period, the net income of the Borrower for such period as determined in accordance with GAAP.

          "Net Worth" shall mean, with respect to any Person, the excess of total assets of such Person, over total liabilities of such Person, determined in accordance with GAAP.

          "Non-Utilization Fee" shall have the meaning assigned to such term in
Section 3.05 hereof.

          "Note" shall mean the promissory note provided for by Section 2.02(a) hereof for Advances and any promissory note delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "Notice of Borrowing and Pledge" shall have the meaning assigned to such term in Section 2.03(a).

          "Payment Date" shall mean the fifth (5th) day of each calendar month, or if such day is not a Business Day, the next succeeding Business Day.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Permitted Exceptions" shall mean in respect of the real property securing a Mortgage Loan, the exceptions to lien priority including but not limited to: (i) the lien of current real property taxes and assessments not yet due and payable; (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (A) referred to or otherwise considered in the appraisal (if any) made for the originator of the Mortgage Loan or (B) which do not adversely affect the appraised value of the Mortgaged Property set forth in such appraisal; and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

          "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

          "Plan" shall mean an employee benefit or other plan established or maintained by either Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

          "PMI Policy" or "Primary Insurance Policy" means a policy of primary mortgage guaranty insurance issued by a Qualified Insurer.

          "Post-Default Rate" shall mean, in respect of any principal of any Advance or any other amount under this Loan Agreement, the Note or any other Loan Document that is not paid when due to the Lender (whether at stated maturity, by acceleration or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 3% per annum, plus (a) the interest rate otherwise applicable to such Advance or other amount, or (b) if no interest rate is otherwise applicable, (i) the LIBO Rate plus (ii) the Applicable Margin.

          "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "Qualified Insurer" means an insurance company duly qualified as such under the laws of the states in which the Mortgaged Property is located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, and approved as an insurer by FNMA and whose claims paying ability is rated in the two highest rating categories by any of the rating agencies with respect to primary mortgage insurance and in the two highest rating categories by Best's with respect to hazard and flood insurance.

          "Qualified Originator" shall mean (a) the Borrower and (b) any other originator of Mortgage Loans; provided, however, the Lender shall have the right to reject an originator (in its reasonable discretion) by delivering written notice to the Borrower 15 days prior to ceasing to accept Collateral originated by such person.

          "Regulations T, U and X" shall mean Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

          "Requirement of Law" shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Required Documents" shall mean those documents identified in Annex 15 of the Custodial Agreement.

          "Rescission" shall mean the right of a Mortgagor to rescind the related Mortgage Note and related documents pursuant to applicable law.

          "Responsible Officer" shall mean, as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person; provided, that in the event any such officer is unavailable at any time he or she is required to take any action hereunder, Responsible Officer shall mean any officer authorized to act on such officer's behalf as demonstrated by a certificate of corporate resolution.

          "Restricted Payments" shall mean with respect to any Person, collectively, all dividends or other distributions of any nature (cash, securities, assets or otherwise), and all payments, by virtue of redemption or otherwise, on any class of equity securities (including, without limitation, warrants, options or rights therefor) issued by such Person, whether such securities are now or may hereafter be authorized or outstanding and any distribution in respect of any of the foregoing, whether directly or indirectly.

          "Secured Obligations" shall have the meaning assigned thereto in
Section 4.01(c) hereof.

          "Securitization Letter" shall mean that certain letter agreement by and between Borrower and Lender dated the date hereof, outlining rights and obligations with respect to securitizations and whole loan sales of Mortgage Loans subject to this Loan Agreement from time to time.

          "Servicer" shall mean the Borrower in its capacity as servicer or master servicer of the Mortgage Loans.

          "Servicing File" means with respect to each Mortgage Loan, the file retained by the Borrower consisting of originals of all material documents in the Mortgage File which are not delivered to a Custodian and copies of the Mortgage Loan Documents set forth in Section 2 of the Custodial Agreement.

          "Servicing Records" shall have the meaning assigned thereto in Section 11.15(b) hereof.

          "Servicing Transmission" shall mean a computer-readable magnetic or other electronic format acceptable to the parties containing the information identified on Exhibit F.

          "Settlement Agent" shall mean, with respect to any Wet Loan, the Person specified in the Notice of Borrowing and Pledge (which may be a title company, escrow company or attorney in accordance with local law and practice in the jurisdiction where the related Wet Loan is being originated) to whom the Borrower has advanced the amounts necessary to fund the related Wet Loan and (i) who is covered by an Insured Closing Letter (except to the extent such document is not customarily provided in the state in which the related Mortgaged Property is located) and
(ii) who the Lender has not designated as an unapproved settlement agent in a written notice to the Borrower.

          "Subservicer" shall have the meaning provided in Section 11.15(c) hereof.

          "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

          "Tangible Net Worth" shall mean, with respect to any Person, as of any date of determination, the consolidated Net Worth of such Person and its Subsidiaries, less the consolidated net book value of all assets of such Person and its Subsidiaries (to the extent reflected as an asset in the balance sheet of such Person or any Subsidiary at such date) which will be treated as intangibles under GAAP, including, without limitation, such items as deferred financing expenses, net leasehold improvements, good will, trademarks, trade names, service marks, copyrights, patents, licenses and unamortized debt discount and expense; provided, that residual securities issued by such Person or its Subsidiaries shall not be treated as intangibles for purposes of this definition.

          "Termination Date" shall mean June 25, 2004, or such earlier date on which this Loan Agreement shall terminate in accordance with the provisions hereof or by operation of law.

          "Total Indebtedness" shall mean with respect to any Person, for any period, the aggregate Indebtedness of such Person and its Subsidiaries during such period, less the amount of any nonspecific consolidated balance sheet reserves maintained in accordance with GAAP.

          "Underwriting Guidelines" shall mean collectively, the underwriting guidelines of Borrower attached as Exhibit E hereto as amended from time to time in accordance with Section 7.09.

          "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

          "Wet Loan" shall mean a wet-funded first lien Mortgage Loan which is underwritten in accordance with the Underwriting Guidelines and as of the related Funding Date does not contain all the documents specified in Annex 15 to the Custodial Agreement in the Mortgage File, which in order to be deemed to be an Eligible Mortgage Loan shall have the following additional characteristics:

          ()    the proceeds thereof have been funded by the Borrower by wire transfer or cashier's check, cleared check or draft or other form of immediately available funds to the Settlement Agent for such Wet Loan;

          ()    the Borrower expects such Wet Loan to close and become a valid lien securing actual indebtedness by funding to the order of the Mortgagor thereunder;

          ()    the proceeds thereof have not been returned to the Borrower from the Settlement Agent for such Wet Loan and the Borrower has not learned that such Wet Loan will be rescinded by the Mortgagor; and

          ()    upon recordation such Mortgage Loan will constitute a first lien on the premises described therein.

          1.02 Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lender hereunder shall be prepared, in accordance with GAAP.

          Section 2.  Advances, Note and Prepayments.

          2.01  Advances.

          (a) Subject to fulfillment of the conditions precedent set forth in Sections 5.01 and 5.02 hereof, and provided that no Default shall have occurred and be continuing hereunder, the Lender agrees from time to time, on the terms and conditions of this Loan Agreement, to make loans (individually, an "Advance"; collectively, the "Advances") to the Borrower in Dollars, on any Business Day from and including the Effective Date to but excluding the Termination Date, in an aggregate principal amount at any one time outstanding up to but not exceeding the lesser of (i) the Maximum Credit (which shall be further subject to the limitations in the definition of Collateral Value) and
(ii) the Borrowing Base as in effect from time to time.

          (b) Subject to the terms and conditions of this Loan Agreement, during such period the Borrower may borrow, repay and reborrow hereunder.

          (c) In no event shall an Advance be made when any Default or Event of Default has occurred and is continuing.

          2.02  Notes.

          (a) The Advances made by the Lender shall be evidenced by a single promissory note of the Borrower substantially in the form of Exhibit A hereto (the "Note"), dated the date hereof, payable to the Lender in a principal amount equal to the amount of the Maximum Credit as originally in effect and otherwise duly completed. The Lender shall have the right to have its Note subdivided, by exchange for promissory notes of lesser denominations.

          (b) The date, amount and interest rate of each Advance made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of the Note, noted by the Lender on the grid attached to the Note or any continuation thereof; provided, that the failure of the Lender to make any such recordation or notation shall not affect the obligations of the Borrower to make a payment when due of any amount owing hereunder or under the Note in respect of the Advances.

          2.03  Procedure for Borrowing.

          (a) Borrowing Procedure for Requesting an Advance. The Borrower may request a borrowing to be secured by any Mortgage Loans hereunder, on any Business Day during the period from and including the Effective Date to the Termination Date, by delivering to the Lender, with a copy to the Custodian, a Mortgage Loan Data Transmission and an irrevocable Notice of Borrowing and Pledge substantially in the form of Exhibit D hereto (a "Notice of Borrowing and Pledge"), appropriately completed, which must be received no later than 5:00 p.m (eastern time) two Business Days prior to the requested Funding Date. Such Notice of Borrowing and Pledge shall include a Mortgage Loan List in respect of the Eligible Mortgage Loans that the Borrower proposes to pledge to the Lender and to be included in the Borrowing Base in connection with such borrowing. Such Notice of Borrowing and Pledge shall clearly indicate those Mortgage Loans that are intended to be Wet Loans and Dry Loans and include a Mortgage Loan List in respect of the Eligible Mortgage Loans that the Borrower proposes to pledge to the Lender and to be included in the Borrowing Base in connection with such borrowing. The Borrower agrees to immediately report to the Custodian and the Lender by facsimile transmission within one Business Day of discovery that any Wet Loans that were previously pledged to the Borrower do not close for any reason including, but not limited to, a Recission.

          (b) Pursuant to the Custodial Agreement, the Custodian shall review any Required Documents delivered prior to 12:00 p.m. (eastern time) on any Business Day in time to include the related Mortgage Loans in such Borrowing Base determination on the next day. Not later than 3:00 p.m. (eastern time) on each day on which an Advance is made or there is a change in the Mortgage Loans held by the Custodian, the Custodian shall deliver to the Lender, via electronic transmission acceptable to the Lender, the Custodian Loan Transmission and an Exception Report showing the status of all Mortgage Loans then held by the Custodian, including but not limited to the Wet Loans and Dry Loans which are subject to document exceptions, and the number of days the related Mortgage Loan Documents have been released pursuant to Section 5(a) or 5(b) of the Custodial Agreement. From time to time, the Lender shall calculate the Borrowing Base of all Mortgage Loans that are held by the Custodian and forward to the Borrower by facsimile transmission a copy of the Borrowing Base Certificate in the form of Exhibit H. In addition, the Custodian shall deliver to the Lender no later than 4:00 p.m. (eastern time) by facsimile transmission on each Funding Date, one or more Trust Receipts (as defined in the Custodial Agreement) relating to either Wet Loans or Dry Loans. The original copies of such Trust Receipts shall be delivered to JPMorgan Chase Bank at Four New York Plaza, Ground Floor, Outsourcing Department, New York, New York 10004, Attention: Jennifer

John for the account of Greenwich Capital Markets (telephone number (212) 623-5953), as agent for the Lender by overnight delivery using a nationally recognized overnight delivery service.

          (c) Upon the Borrower's request for a borrowing pursuant to Section 2.03(a) above, the Lender shall, assuming all conditions precedent set forth in this Section 2.03 and in Section 5.01 and 5.02 have been met, and provided no Default shall have occurred and be continuing, not later than 5:00 p.m. (eastern time) on the requested Funding Date make the requested Advance provided that such Advance does not cause the aggregate amount of Advances then outstanding to exceed the lesser of (i) the Maximum Credit or (ii) the Borrowing Base shown on the latest Borrowing Base Certificate of the Lender. Subject to the foregoing, such borrowing will be made available to the Borrower by the Lender transferring, via wire transfer (pursuant to wire transfer instructions provided by the Borrower on or prior to such Funding Date), in the aggregate amount of such borrowing in funds immediately available to the Borrower.

          2.04 Limitation on Types of Advances; Illegality. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any LIBO Base Rate:

          (a) the Lender determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "LIBO Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Advances as provided herein; or

          (b) the Lender determines, which determination shall be conclusive, that the Applicable Margin plus the relevant rate of interest referred to in the definition of "LIBO Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Advances is to be determined is not likely adequately to cover the cost to the Lender of making or maintaining Advances; or

          (c) it becomes unlawful for the Lender to honor its obligation to make or maintain Advances hereunder using a LIBO Rate; then the Lender shall give the Borrower prompt notice thereof and the Borrower shall, at its option, either prepay all outstanding Advances or pay interest on such Advances at a rate per annum as reasonably determined by the Lender taking into account the increased cost to the Lender of maintaining the Advances.

          2.05  Repayment of Advances; Interest.

          (a) The Borrower shall repay in full on the Termination Date the then aggregate outstanding principal amount of the Advances (as evidenced by the Note).

          (b) No later than the Business Day prior to each Payment Date, the Lender shall provide to the Borrower a report which shall state the interest amount due for the current interest period on the Advance. The calculation on such report shall be based upon information provided in the Servicing Transmission and the report provided pursuant to Section 7.20.

          (c) The Borrower shall pay to the Lender interest on the unpaid principal amount of each Advance for the period from and including the date of such Advance to but excluding the date such Advance shall be paid in full, at a rate per annum equal to the LIBO Rate plus the Applicable Margin. Notwithstanding the foregoing, the Borrower shall pay to the Lender interest at the applicable Post-Default Rate on any principal of any Advance and on any other amount payable by the Borrower hereunder or under the Note, that shall not be paid in full when due (whether at stated maturity, by acceleration or by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Advance as calculated in Section 2.05(b) above shall be payable monthly on each Payment Date and on the Termination Date, except that interest payable at the Post-Default Rate shall accrue daily and shall be payable promptly upon receipt of invoice. Promptly after the determination of any interest rate provided for herein or any change therein, the Lender shall give written notice thereof to the Borrower. The interest rate applicable to the Advances hereunder shall be reset on each Funding Date and on each Payment Date.

          2.06  Mandatory Prepayments or Pledge.

          On each Advance Date or other date on which there is a change in the Mortgage Loans held by the Custodian, the Custodian shall deliver to the Lender and the Borrower the Custodian Loan Transmission. In accordance with Section 2.03(b), the Lender shall deliver to the Borrower a Borrowing Base Certificate in the form attached hereto as Exhibit H, the calculation in such certificate to be based on the delinquency status and principal balance of the Eligible Mortgage Loans as of the later of the funding date balance or the last calendar day of the prior month). Such information shall be ascertained from the Servicing Transmission which shall be delivered or caused to be delivered by the Borrower in accordance with Section 7.20 and shall include all Mortgage Loans which were funded on or prior to the last calendar day of the previous month. In the event that such Borrowing Base Certificate indicates or if at any time the aggregate outstanding principal amount of Advances exceeds the Borrowing Base (a "Borrowing Base Deficiency"), as determined by the Lender and notified to the Borrower on any Business Day, the Borrower shall no later than one Business Day after receipt of such written notice, either prepay the Advances in part or in whole or pledge additional Eligible Mortgage Loans to the Lender, such that after giving effect to such prepayment or pledge the aggregate outstanding principal amount of the Advances does not exceed the Borrowing Base.

          2.07  Optional Prepayments.

          (a) The Advances are prepayable without premium or penalty, in whole or in part on each Payment Date. The Advances are prepayable at any other time, in whole or in part, in accordance herewith and subject to clause (b) below. Any amounts prepaid shall be applied to repay the outstanding principal amount of any Advances (together with interest thereon) until paid in full. Amounts repaid may be reborrowed in accordance with the terms of this Loan Agreement. If the Borrower intends to prepay an Advance in whole or in part from any source, the Borrower shall give two (2) Business Days' prior written notice thereof to the Lender. If such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments shall be in an aggregate principal amount of at least $100,000.

          (b) If the Borrower makes a prepayment of the Advances on any day which is not a Payment Date, the Borrower shall indemnify the Lender and hold the Lender harmless from any actual loss or expense which the Lender may sustain or incur arising from (a) the re-employment of funds obtained by the Lender to maintain the Advances hereunder or from (b) fees payable to terminate the deposits from which such funds were obtained. This Section 2.07 shall survive termination of this Loan Agreement and payment of the Note.

          2.08  Requirements of Law.

          (a) If any Requirement of Law (other than with respect to any amendment made to the Lender's certificate of incorporation and by-laws or other organizational or governing documents) or any change in the interpretation or application thereof or compliance by the Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

          (i) shall subject the Lender to any tax of any kind whatsoever with respect to this Loan Agreement, the Note or any Advance made by it (excluding taxes on the Lender's net income) or change the basis of taxation of payments to the Lender in respect thereof;

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory advance or similar requirement against assets held by deposits or other liabilities in or for the account of Advances or other extensions of credit by, or any other acquisition of funds by any office of the Lender which is not otherwise included in the determination of the LIBO Base Rate hereunder; or

          (iii) shall impose on the Lender any other condition;

and the result of any of the foregoing is to increase the cost to the Lender, by an amount which the Lender deems to be material, of making, continuing or maintaining any Advance or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay the Lender such additional amount or amounts as will compensate the Lender for such increased cost or reduced amount receivable thereafter incurred.

          (b) If the Lender shall have determined that the adoption of or any change in any Requirement of Law (other than with respect to any amendment made to the Lender's certificate of incorporation and by-laws or other organizational or governing documents) regarding capital adequacy or in the interpretation or application thereof or compliance by the Lender or any corporation controlling the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on the Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which the Lender or such corporation (taking into consideration the Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time, the Borrower shall promptly pay to the Lender such additional amount or amounts as will thereafter compensate the Lender for such reduction.

          (c) If the Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by the Lender to the Borrower shall be conclusive in the absence of manifest error.

          2.09  Purpose of Advances.

          Each Advance shall be used to finance the origination or purchase of Eligible Mortgage Loans identified to the Lender in writing on each Mortgage Loan Data Transmission as such Mortgage Loan Data Transmission may be amended from time to time.

          Section 3. Payments; Computations; Taxes; Commitment Fee; Non-Utilization Fee; Exit Fee.

          3.01  Payments.

          Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Loan Agreement and the Note, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Lender at the following account maintained by the Lender at JPMorgan Chase Bank: Account Number 140095961, For the A/C of Greenwich Capital Financial Products, Inc., ABA# 021000021, Attn: Brett Kibbe, not later than 1:00 p.m., eastern time, on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Borrower acknowledges that it has no rights of withdrawal from the foregoing account.

          3.02 Computations. Interest on the Advances shall be computed on the basis of a 360-day year for the actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

          3.03  U.S. Taxes.

          (a) The Borrower agrees to pay to the Lender such additional amounts as are necessary in order that the net payment of any amount due to the Lender hereunder after deduction for or withholding in respect of any U.S. Tax (as defined below) imposed with respect to such payment (or in lieu thereof, payment of such U.S. Tax by the Lender), will not be less than the amount stated herein to be then due and payable; provided, that the foregoing obligation to pay such additional amounts shall not apply:

          (i) to any payment to the Lender hereunder unless the Lender is entitled to submit a Form 1001 (relating to the Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Advances) or Form 4224 (relating to all interest to be received by the Lender hereunder in respect of the Advances), or

          (ii) to any U.S. Tax imposed solely by reason of the failure by the Lender to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of the Lender if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Tax.

For the purposes of this Section 3.03(a), (w) "Form 1001" shall mean Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America, (x) "Form 4224" shall mean Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates), and (y) "U.S. Taxes" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein (excluding franchise taxes and taxes on the net income of the Lender).

          (b) Within 30 days after paying any such amount to the Lender, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Borrower shall deliver to the Lender evidence satisfactory to the Lender of such deduction, withholding or payment (as the case may be).

          (c) The Lender represents and warrants to the Borrower that on the date hereof the Lender is either incorporated under the laws of the United States or a State thereof or is entitled to submit a Form 1001 (relating to the Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Advances) or Form 4224 (relating to all interest to be received by the Lender hereunder in respect of the Advances).

          3.04 Commitment Fee. The Borrower agrees to pay to the Lender, a commitment fee equal to $400,000, such payment to be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Lender no later than the

Effective Date. The Lender may, in its sole discretion, net such Commitment Fee from the proceeds of any Advance made to the Borrower. The Lender hereby agrees to refund to the Borrower a pro rata portion of the Commitment Fee for any period during which the Lender has invoked its right not to lend pursuant to
Section 5.02(i).

          3.05 Non-Utilization Fee. On the Payment Dates in May, August, November and February and on the Termination Date, the Lender shall determine the average quarterly utilization during the preceding three calendar months (or with respect to the Termination Date, during the period from the date through which the last non-utilization fee calculation has been made to the Termination
Date) by the Borrower by dividing (a) the sum of the Advances outstanding on each day during such period by (b) the number of days in such period. If such average amount determined for any period as a percentage of the Maximum Credit (the "Utilization Percentage") is less than 50% (or, with respect to the second quarter following the effective date of the Facility, 25%) the Borrower shall pay to the Lender on such Payment Date or Termination Date, a non-utilization fee equal to the product of (i) 0.25% per annum, times (ii) the Maximum Credit, times (iii) 1 minus the Utilization Percentage (the "Non-Utilization Fee). The Non-Utilization Fee shall not be payable with respect to the first quarter following the effective date. All payments shall be made to the Lender in Dollars, in immediately available funds, without deduction, setoff or counterclaim. The Lender may, in its sole discretion, net such Non-Utilization Fee from the proceeds of any Advance made to the Borrower hereunder, if not previously paid by the Borrower. Notwithstanding the foregoing, the Borrower shall not be required to pay the Non-Utilization Fee during any period during which the Lender has invoked its right not to lend pursuant to Section 5.02(i).

          3.06 Exit Fee. In the event that any of the Mortgage Loans subject to this Agreement are sold to a third party buyer (other than (i) the Lender, any affiliate of the Lender or Cheslock, Bakker & Associates, Inc. or (ii) pursuant to a transaction in which the Lender or any affiliate of the Lender is acting as the exclusive broker on terms acceptable to the Lender or are securitized pursuant to a transaction in which the Lender or its affiliate is an underwriter and which securitization commences within 90 days following the date such Mortgage Loans are removed from the terms of this Loan Agreement), the Borrower shall pay the Lender a fee equal to 0.175% of the outstanding principal balance of such Mortgage Loan as of the date of the sale to such third party buyer or securitization. The Lender may in its sole discretion, net such exit fee from the proceeds of any Advance made to the Borrower.

          Section 4.  Collateral Security.

          4.01   Collateral; Security Interest.

          (a) Pursuant to the Custodial Agreement, the Custodian shall hold the Mortgage Loan Documents as exclusive bailee and agent for the Lender pursuant to the terms of the Custodial Agreement and shall deliver to the Lender Trust Receipts with Exception Reports (as such terms are defined in the Custodial Agreement) to the effect that it has reviewed such Mortgage Loan Documents in the manner required by the Custodial Agreement and identifying any deficiencies in such Mortgage Loan Documents as so reviewed.

          (b) Each of the following items or types of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, is hereinafter referred to as the "Collateral":

          (i)    all Mortgage Loans;

          (ii) all Mortgage Loan Documents, including without limitation all promissory notes, and all Servicing Records (as defined in Section 11.15(b) below), and any other collateral pledged or otherwise relating to such Mortgage Loans, together with all files, material documents, instruments, surveys (if available), certificates, correspondence, appraisals, computer records, computer storage media, Mortgage Loan accounting records and other books and records relating thereto;

          (iii) all mortgage guaranties and insurance (issued by governmental agencies or otherwise) and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to any Mortgage Loans and all claims and payments thereunder;

          (iv) all other insurance policies and insurance proceeds relating to any Mortgage Loans or the related Mortgaged Property;

          (v) any purchase agreements relating to any or all of the Mortgage Loans;

          (vi) all purchase or take-out commitments relating to or constituting any or all of the foregoing;

          (vii) all "accounts", "chattel paper" and "general intangibles" as defined in the Uniform Commercial Code relating to or constituting any or all of the foregoing; and

          (viii) any and all replacements, substitutions, distributions on or proceeds of any or all of the foregoing.

          (c) The Borrower hereby assigns, pledges and grants a security interest to the Lender in all of its right, title and interest in, to and under all the Collateral, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, to secure the repayment of principal of and interest on all Advances and all other amounts owing to the Lender hereunder, under the Note and under the other Loan Documents (collectively, the "Secured Obligations"). The Borrower agrees to mark its computer records and tapes to evidence the security interests granted to the Lender hereunder.

          4.02 Further Documentation. At any time and from time to time, upon the written request of the Lender, and at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as the Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Loan Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. The Borrower also hereby authorizes the Lender to file any such financing or continuation statement without the signature of the Borrower to the extent permitted by applicable law.

          4.03 Changes in Locations, Name, etc. The Borrower shall not (i) change the location of its chief executive office/chief place of business from that specified in Section 6 hereof, (ii) change its name, identity or corporate structure (or the equivalent) or change the location where it maintains its records with respect to the Collateral, or (iii) reincorporate or reorganize under the laws of another jurisdiction unless it shall have given the Lender at least 30 days prior written notice thereof and shall have delivered to the Lender all Uniform Commercial Code financing statements and amendments thereto as the Lender shall request and taken all other actions deemed reasonably necessary by the Lender to continue its perfected status in the Collateral with the same priority.

          4.04   Lender's Appointment as Attorney-in-Fact.

          (a) The Borrower hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, from time to time in the Lender's discretion, for the purpose of carrying out the terms of this Loan Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Loan Agreement, and, without limiting the generality of the foregoing, the Borrower hereby gives the Lender the power and right, on behalf of the Borrower, without assent by, but with notice to, the Borrower, if an Event of Default shall have occurred and be continuing, to do the following:

          (i) in the name of the Borrower or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any mortgage insurance or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Lender for the purpose of collecting any and all such moneys due under any such mortgage insurance or with respect to any other Collateral whenever payable;

          (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral; and

          (iii) (A) to direct any party liable for any payment under any Collateral to make payment of any and all moneys due or to become due thereunder directly to the Lender or as the Lender shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Borrower with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Lender may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender's option and the Borrower's expense, at any time, or from time to time, all acts and things which the Lender deems necessary to protect, preserve or realize upon the Collateral and the Lender's Liens thereon and to effect the intent of this Loan Agreement, all as fully and effectively as the Borrower might do.

The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

          (b) The Borrower also authorizes the Lender, at any time and from time to time, to execute, in connection with the sale provided for in Section
4.07 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

          (c) The powers conferred on the Lender are solely to protect the Lender's interests in the Collateral and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Lender nor any of its officers, directors, or employees shall be responsible to the Borrower for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

          4.05 Performance by Lender of Borrower's Obligations. If the Borrower fails to perform or comply with any of its material agreements contained in the Loan Documents and the Lender may itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable out-of-pocket expenses of the Lender incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Post-Default Rate, shall be payable by the Borrower to the Lender on demand and shall constitute Secured Obligations.

          4.06   Proceeds. If an Event of Default shall occur and be continuing,
(a) all proceeds of Collateral received by the Borrower consisting of cash, checks and other near-cash items shall be held by the Borrower in trust for the Lender, segregated from other funds of the Borrower, and shall forthwith upon receipt by the Borrower be turned over to the Lender in the exact form received by the Borrower (duly endorsed by the Borrower to the Lender, if required) and
(b) any and all such proceeds received by the Lender will be applied by the Lender against the Secured Obligations (whether matured or unmatured), such application to be in such order as the Lender shall elect. Any balance of such proceeds remaining after the Secured Obligations shall have been paid in full and this Loan Agreement shall have been terminated shall be promptly paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same. For purposes hereof, proceeds shall include, but not be limited to, all principal and interest payments, all prepayments and payoffs, insurance claims, condemnation awards, sale proceeds, real estate owned rents and any other income and all other amounts received with respect to the Collateral.

          4.07 Remedies. If a Default shall occur and be continuing, the Lender may, at its option, enter into one or more Interest Rate Protection Agreements covering all or a portion of the Mortgage Loans pledged to the Lender hereunder, and the Borrower shall be responsible for all damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against the Lender relating to or arising out of such Interest Rate Protection Agreements; including without limitation any losses resulting from such Interest Rate Protection Agreements. If an Event of Default shall occur and be continuing, the Lender may exercise, in addition to all other rights and remedies granted to it in this Loan Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Uniform Commercial Code. Without limiting the generality of the foregoing, the Lender without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Person (all and each of which demands, defenses, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels or as an entirety at public or private sale or sales, at any exchange, broker's board or office of the Lender or elsewhere upon such terms and conditions and at prices that are consistent with the prevailing market for similar collateral as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall act in good faith to obtain the best execution possible under prevailing market conditions. The Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived and released. The Borrower further agrees, at the Lender's request, to assemble the Collateral and make it available to the Lender at places which the Lender shall reasonably select, whether at the Borrower's premises or elsewhere. The Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Lender hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Lender may elect, and only after such application and after the payment by the Lender of any other amount required or permitted by any provision of law, including, without limitation, Section 9-504(1)(c) of the Uniform Commercial Code, need the Lender account for the surplus, if any, to the Borrower. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Lender arising out of the exercise by the Lender of any of its rights under this Section 4.07, other than those claims, damages and demands arising from the gross negligence or willful misconduct of the Lender. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Borrower shall remain liable for any deficiency (plus accrued interest thereon as contemplated pursuant to Section 2.05(b) hereof) if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the reasonable fees and disbursements of any attorneys employed by the Lender to collect such deficiency. Because the Borrower recognizes that it may not be possible to purchase or sell all of the Collateral on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Collateral may not be liquid, the Borrower agrees that liquidation of the Collateral does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, the Lender may elect, in its sole discretion, the time and manner of liquidating any Collateral and nothing contained herein shall (A) obligate the Lender to liquidate any Collateral on the occurrence of an Event of Default or to liquidate all Collateral in the same manner or on the same Business Day or (B) constitute a waiver of any of the Lender's rights or remedies.

          4.08 Limitation on Duties Regarding Presentation of Collateral. The Lender's duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as the Lender deals with similar property for its own account. Neither the Lender nor any of its directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or otherwise.

          4.09 Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

          4.10 Release of Security Interest. Upon termination of this Loan Agreement and repayment to the Lender of all Secured Obligations and the performance of all obligations under the Loan Documents the Lender shall release its security interest in any remaining Collateral; provided that if any payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or a trustee or similar officer for the Borrower or any substantial part of its Property, or otherwise, this Loan Agreement, all rights hereunder and the Liens created hereby shall continue to be effective, or be reinstated, until such payments have been made.

          Section 5.  Conditions Precedent.

          5.01 Initial Advance. The obligation of the Lender to make its initial Advance hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Advance, of the following conditions precedent:

          (a) Loan Agreement. The Lender shall have received this Loan Agreement, executed and delivered by a duly authorized officer of the Borrower.

          (b) Loan Documents. The Lender shall have received the following documents, each of which shall be satisfactory to the Lender in form and substance:

                 (i)   Note. The Note, duly completed and executed; and

                 (ii) Custodial Agreement. The Custodial Agreement, duly executed and delivered by the Borrower and the Custodian. In addition, the Borrower shall have filed all Uniform Commercial Code and related filings and performed under the Custodial Agreement and taken such other action as the Lender shall have reasonably requested in order to perfect the security interests created pursuant to the Loan Agreement.

          (c) Organizational Documents. A good standing certificate and certified copies of the charter and by-laws (or equivalent documents) of the Borrower and of all corporate or other authority for the Borrower with respect to the execution, delivery and performance of the Loan Documents and each other document to be delivered by the Borrower from time to time in connection herewith (and the Lender may conclusively rely on such certificate until it receives notice in writing from the Borrower to the contrary).

          (d) Legal Opinion. A legal opinion of counsel to the Borrower, substantially in the form attached hereto as Exhibit C.

          (e) Securitization Letter. The Lender shall have received the Securitization Letter, in form and substance satisfactory to the Lender and executed by a duly authorized officer of the Borrower.

          (f) Filings, Registrations, Recordings. (i) Any documents (including, without limitation, financing statements) required to be filed, registered or recorded in order to create, in favor of the Lender, a perfected, first-priority security interest in the Collateral, subject to no Liens other than those created hereunder, shall have been properly prepared and executed for filing (including the applicable county(ies) if the Lender determines such filings are necessary in its reasonable discretion), registration or recording in each office in each jurisdiction in which such filings, registrations and recordations are required to perfect such first-priority security interest; and

          (ii) UCC lien searches in such jurisdictions as shall be applicable to the Borrower and the Collateral, the results of which shall be satisfactory to the Lender.

          (g) Fees and Expenses. The Lender shall have received all fees and expenses required to be paid by the Borrower on or prior to the initial Funding Date pursuant to Section 11.03(b) and such fees and expenses may be netted out of any Advance made by the Lender hereunder.

          (h) Financial Statements. The Lender shall have received the financial statements referenced in Section 7.01(a).

          (i) Underwriting Guidelines. The Lender and the Borrower shall have agreed upon the Borrower's current Underwriting Guidelines for Mortgage Loans and the Lender shall have received a copy thereof.

          (j) Consents, Licenses, Approvals, etc. The Lender shall have been provided access to and the opportunity to review all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by the Borrower of, and the validity and enforceability of, the Loan Documents, which consents, licenses and approvals shall be in full force and effect.

          (k) Insurance. The Lender shall have received evidence in form and substance satisfactory to the Lender showing compliance by the Borrower as of such initial Funding Date with Section 7.22 hereof.

          (l) Instruction Letter. The Lender shall have received an Instruction Letter in the form attached hereto as Exhibit J executed by the Borrower.

          (m) Other Documents. The Lender shall have received such other documents as the Lender may reasonably request.

          5.02 Initial and Subsequent Advances. The making of each Advance to the Borrower (including the initial Advance) on any Business Day is subject to the following further conditions precedent, both immediately prior to the making of such Advance and also after giving effect thereto and to the intended use thereof:

          (a) no Default or Event of Default shall have occurred and be continuing;

          (b) both immediately prior to the making of such Advance and also after giving effect thereto and to the intended use thereof, the representations and warranties made by the Borrower in Section 6 hereof, and in each of the other Loan Documents, shall be true and complete on and as of the date of the making of such Advance in all material respects (in the case of the representations and warranties in Section 6.23 and Schedule 1, solely with respect to Mortgage Loans included in the Borrowing Base) with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). At the request of the Lender, the Lender shall have received an officer's certificate signed by a Responsible Officer of the Borrower certifying as to the truth and accuracy of the above, which certificate shall specifically include a statement that the Borrower is in compliance with all governmental licenses and authorizations and is qualified to do business and in good standing in all required jurisdictions;

          (c) the aggregate outstanding principal amount of the Advances shall not exceed the Borrowing Base;

          (d) subject to the Lender's right to perform one or more Due Diligence Reviews pursuant to Section 11.16 hereof, the Lender shall have completed its due diligence review of the Mortgage Loan Documents for each prior Advance and such other documents, records, agreements, instruments, mortgaged properties or information relating to such Advances as the Lender in its reasonable discretion deems appropriate to review and such review shall be satisfactory to the Lender in its reasonable discretion;

          (e) the Lender shall have received a Notice of Borrowing and Pledge, Loan List and Mortgage Loan Data Transmission and all other documents required under Section 2.03;

          (f) the Lender shall have received from the Custodian a Custodian Loan Transmission and one or more Trust Receipts in respect of Mortgage Loans to be pledged hereunder on such Business Day and an Exception Report, in each case dated such Business Day and duly completed;

(g) in the event that the Mortgage Loans to be pledged would cause the aggregate outstanding principal balance of Mortgage Loans pledged secured by Mortgaged Property from any state to exceed 10% of the aggregate outstanding principal balance of Mortgage Loans pledged hereunder, then the Borrower shall, upon reasonable request by the Lender, deliver an opinion of counsel acceptable to the Lender in such state, substantially in the form of items number 12 and 13 of Exhibit C;

     (h) with respect to any Mortgage Loan that was funded in the name of or acquired by a Qualified Originator which is an Affiliate of the Borrower, the Lender may, in its sole discretion, require the Borrower to provide evidence sufficient to satisfy the Lender that such Mortgage Loan was acquired in a legal sale, including without limitation, an opinion, in form and substance and from an attorney, in both cases, acceptable to the Lender in its sole discretion, that such Mortgage Loan was acquired in a legal sale;

          (i) none of the following shall have occurred and/or be continuing:

                 (i) an event or events resulting in the inability of the Lender to finance any Advances with traditional counterparties at rates which would have been reasonable prior to the occurrence of such catastrophic event or events or a material adverse change in the financial condition of the Lender which affects (or can reasonably be expected to affect) materially and adversely the ability of the Lender to fund its obligations under or otherwise comply with the terms of this Loan Agreement; or

                 (ii) any other event beyond the control of the Lender which the Lender reasonably determines may result in the Lender's inability to perform its obligations under this Loan Agreement including, without limitation, acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, expropriation, currency restrictions, fire, communication line failures, computer viruses, power failures, earthquakes, or other disasters of a similar nature to the foregoing;.

          (j) if any Mortgage Loans to be pledged hereunder were not originated by the Borrower, such Mortgage Loans shall conform to the Borrower's Underwriting Guidelines or the Lender shall have received Underwriting Guidelines for such Mortgage Loans acceptable to the Lender in its reasonable discretion;

     (k) the Lender shall have received all information requested from the Borrower relating to Interest Rate Protection Agreements pursuant to
     Section 7.25, and the Lender shall have reasonably determined that such Interest Rate Protection Agreements adequately protect the Borrower from interest rate fluctuations; and

     (l) the Lender shall have received, no later than 10:00 a.m. three (3) days prior to the requested Funding Date, an Instruction Letter, executed by the Borrower, with the related Servicing Agreement (as defined in Section 11.15(c)) attached thereto, which such Servicing Agreement shall be in form and substance acceptable to Lender.

Each request for a borrowing by the Borrower hereunder shall constitute a certification by the Borrower to the effect set forth in this Section (both as of the date of such notice, request or confirmation and as of the date of such borrowing).

          Section 6. Representations and Warranties. The Borrower represents and warrants to the Lender that throughout the term of this Loan Agreement:

          6.01 Existence. The Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being conducted or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a material adverse effect on its property, business or financial condition, or prospects; and (c) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a material adverse effect on its property, business or financial condition, or prospects and (d) is in compliance in all material respects with all Requirements of Law.

          6.02 Financial Condition. The Borrower has heretofore furnished to the Lender a copy of its audited consolidated balance sheets and the audited consolidated balance sheets of its consolidated Subsidiaries, each as at December 31, 2002 with the opinion thereon of KPMG, a copy of which has been provided to Lender. The Borrower has also heretofore furnished to the Lender the related consolidated statements of income and retained earnings and of cash flows for the Borrower and its consolidated Subsidiaries for the one year period ending December 31, 2002, setting forth comparative form the figures for the previous year. All such financial statements are materially complete and correct and fairly present the consolidated financial condition of the Borrower and its Subsidiaries and the consolidated results of their operations for the fiscal year ended on said date, all in accordance with GAAP applied on a consistent basis. Since December 31, 2002 there has been no development or event nor any prospective development or event which has had or should reasonably be expected to have a Material Adverse Effect.

          6.03 Litigation. There are no actions, suits, arbitrations, investigations or proceedings pending or, to its knowledge, threatened against the Borrower or any of its Subsidiaries or affecting any of their respective properties before any Governmental Authority, (i) as to which individually or in the aggregate there is a reasonable likelihood of an adverse decision which would be reasonably likely to have a material adverse effect on the property, business or financial condition, or prospects of the Borrower or (ii) which questions the validity or enforceability of any of the Loan Documents or any action to be taken in connection with the transactions contemplated hereby and as to which there is a reasonable likelihood of a materially adverse effect or decision.

          6.04 No Breach. Neither (a) the execution and delivery by the Borrower of the Loan Documents nor (b) the consummation of the transactions therein contemplated in compliance with the terms and provisions thereof will conflict with or result in a breach of the charter or by-laws of the Borrower, or any applicable law, rule or regulation, or any order, writ, injunction or decree of any Governmental Authority, or other material agreement or instrument to which the Borrower, or any of its Subsidiaries, is a party or by which any of them or any of their property is bound or to which any of them is subject, or constitute a default under any such material agreement or instrument, or (except for the Liens created pursuant to this Loan Agreement) result in the creation or imposition of any Lien upon any property of the Borrower or any of its Subsidiaries, pursuant to the terms of any such agreement or instrument.

          6.05 Action. The Borrower has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party; the execution, delivery and performance by the Borrower of each of the Loan Documents to which it is a party has been duly authorized by all necessary corporate or other action on its part; and each Loan Document has been duly and validly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Lender's security interest in the Mortgage Loans.

          6.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority, or any other Person, are necessary for the execution, delivery or performance by the Borrower of the Loan Documents to which it is a party or for the legality, validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to this Loan Agreement.

          6.07 Margin Regulations. Neither the making of any Advance hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation T, U or X.

          6.08 Taxes. The Borrower and its Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except for any such taxes, if any, that are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate.

          6.09 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to any Federal or state statute or regulation which limits its ability to incur indebtedness.

          6.10 No Legal Bar. The execution, delivery and performance of this Loan Agreement and the Note, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien (other than the Liens created hereunder) on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

          6.11 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which should reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          6.12   Collateral; Collateral Security.

          (a) The Borrower has not assigned, pledged, or otherwise conveyed or encumbered any Mortgage Loan to any other Person, and immediately prior to the pledge of any such Mortgage Loan, the Borrower was the sole owner of such Mortgage Loan and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens to be released simultaneously with the Liens granted in favor of the Lender hereunder and no Person other than the Borrower has any Lien on any Mortgage Loan.

          (b) The provisions of this Loan Agreement are effective to create in favor of the Lender a valid security interest in all right, title and interest of the Borrower in, to and under the Collateral.

          (c) Upon receipt by the Custodian of each Mortgage Note, endorsed in blank by a duly authorized officer of the payee or last endorsee, the Lender shall have a fully perfected first priority security interest therein, in the Mortgage Loan evidenced thereby and in the Borrower's interest in the related Mortgaged Property.

          (d) Upon the filing of financing statements on Form UCC-1 naming the Lender as "Secured Party" and the Borrower as "Debtor", and describing the Collateral, in the jurisdictions and recording offices listed on Schedule 2 attached hereto, the security interests granted hereunder in the Collateral will constitute fully perfected first priority security interests under the Uniform Commercial Code in all right, title and interest of the Borrower in, to and under such Collateral, which can be perfected by filing under the Uniform Commercial Code.

          6.13 Chief Executive Office; Chief Operating Office. The Borrower's chief executive office on the Effective Date is located at 18400 Von Karman, Suite 1000, Irvine, California 92612 and the chief operating office is located at 18400 Von Karman, Suite 1000, Irvine, California 92612.

          6.14 Location of Books and Records. The location where the Borrower keeps its books and records including all computer tapes and records relating to the Collateral is its chief executive office or chief operating office or the offices of the Custodian.

          6.15 True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or at the direction of the Borrower to the Lender in connection with the negotiation, preparation or delivery of this Loan Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or at the direction of the Borrower to the Lender in connection with this Loan Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in all material respects, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to a Responsible Officer that, after due inquiry, would reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lender for use in connection with the transactions contemplated hereby or thereby (other than general economic trends and conditions affecting the national economy generally).

          6.16 Tangible Net Worth; Liquidity. The Borrower's Tangible Net Worth is not less than $250,000,000 and the Borrower has Cash Equivalents in an amount not less than $20,000,000. The Borrower shall at all times have cash, Cash Equivalents and unused borrowing capacity on unencumbered assets that could be drawn against (taking into account required haircuts) under committed warehouse and repurchase facilities in an amount equal to not less than $30,000,000. The ratio of the Borrower's Total Indebtedness to Tangible Net Worth is not greater than 10:1.

          6.17 ERISA. Each Plan to which the Borrower or its Subsidiaries make direct contributions, and, to the knowledge of the Borrower, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law. No event or condition has occurred and is continuing as to which the Borrower would be under an obligation to furnish a report to the Lender under Section 7.01(d) hereof.

          6.18 Licenses. The Lender will not be required as a result of financing or taking a pledge of the Mortgage Loans to be licensed, registered or approved or to obtain permits or otherwise qualify (i) to do business in any state in which it is currently not so required or (ii) under any state consumer lending, fair debt collection or other applicable state statute or regulation.

          6.19 Relevant States. Schedule 3 sets forth all of the states or other jurisdictions (the "Relevant States") in which the Borrower originates Mortgage Loans in its own name or through brokers on the date of this Loan Agreement.

          6.20 True Sales. Any and all interests of a Qualified Originator in, to and under any Mortgage funded in the name of or acquired by such Qualified Originator or seller which is an Affiliate of the Borrower has been sold, transferred, conveyed and assigned to the Borrower pursuant to a legal sale and such Qualified Originator retains no interest in such Mortgage Loan, and if so requested by the Lender, is covered by an opinion of counsel to that effect in form and substance acceptable to the Lender.

          6.21 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of the Borrower or any of its Subsidiaries has a Material Adverse Effect.

          6.22 Subsidiaries. All of the Subsidiaries of the Borrower at the date hereof are listed on Schedule 4 to this Loan Agreement.

          6.23 Origination and Acquisition of Mortgage Loans. The Mortgage Loans were originated or acquired by the Borrower, and the origination and collection practices used by the Borrower or Qualified Originator, as applicable, with respect to the Mortgage Loans have been, in all material respects legal, proper, prudent and customary in the mortgage loan servicing business, and in accordance with the Underwriting Guidelines. With respect to Mortgage Loans acquired by the Borrower, all such Mortgage Loans are in conformity with the Underwriting Guidelines. Each of the Mortgage Loans complies with the representations and warranties listed in Schedule 1 hereto.

          6.24 No Adverse Selection. The Borrower used no selection procedures that identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans owned by the Borrower.

          6.25 Borrower Solvent; Fraudulent Conveyance. As of the date hereof and immediately after giving effect to each Advance, the fair value of the assets of the Borrower is greater than the fair value of the liabilities (including, without limitation, contingent liabilities if and to the extent required to be recorded as a liability on the financial statements of the Borrower in accordance with GAAP) of the Borrower and the Borrower is and will be solvent, is and will be able to pay its debts as they mature and does not and will not have an unreasonably small capital to engage in the business in which it is engaged and proposes to engage. Borrower does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. Borrower is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of Borrower or any of its assets. Borrower is not transferring any Mortgage Loans with any intent to hinder, delay or defraud any of its creditors.

          6.26 Insured Closing Letter. With respect to each Wet Loan, the Settlement Agent has obtained an Insured Closing Letter, closing protection letter or similar authorization letter from a nationally recognized title insurance company approved by the Lender, copies of which shall be made available to the Lender upon request.

          6.27 Escrow Agreement. With respect to each Wet Loan, the Settlement Agent has executed an escrow agreement or letter stating that in the event of a Rescission of any other reason the Mortgage Loan fails to fund on a given day, the party conducting the closing is holding all funds which would have been disbursed on behalf of the Mortgagor as agent for and for the benefit of the Lender and such funds shall be remitted to the Lender not later than one Business Day after the date of Rescission or other failure of the Mortgage Loan to fund on a given day.

          Section 7. Covenants of the Borrower. The Borrower covenants and agrees with the Lender that, so long as any Advance is outstanding and until payment in full of all Secured Obligations:

          7.01   Financial Statements. The Borrower shall deliver to the Lender:

          (a) (i) as soon as available and in any event within 30 days after the end of each month, the consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and retained earnings and of cash flows for the Borrower and its consolidated Subsidiaries for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, accompanied by a certificate of a Responsible Officer of the Borrower, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such month (subject to normal year-end audit adjustments and to the omission of footnotes);

          (ii) as soon as available and in any event within 50 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Borrower, the consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for the Borrower and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, accompanied by a certificate of a Responsible Officer of the Borrower, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments and to the omission of footnotes);

          (b) as soon as available and in any event within 105 days after the end of each fiscal year of the Borrower, the consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for the Borrower and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its consolidated Subsidiaries at the end of, and for, such fiscal year in accordance with GAAP, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default or Event of Default;

          (c) from time to time such other information regarding the financial condition, operations, or business of the Borrower as the Lender may reasonably request; and

          (d)    as soon as reasonably possible, and in any event within thirty
     (30) days after a Responsible Officer knows, or with respect to any Plan or Multiemployer Plan to which the Borrower or any of its Subsidiaries makes direct contributions, has reason to believe, that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Borrower setting forth details respecting such event or condition and the action, if any, that the Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Borrower or an ERISA Affiliate with respect to such event or condition):

                 (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation or otherwise waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under
          Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

                 (ii) the distribution under Section 4041(c) of ERISA of a notice of intent to terminate any Plan or any action taken by the Borrower or an ERISA Affiliate to terminate any Plan;

                 (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                 (iv) the complete or partial withdrawal from a Multiemployer Plan by the Borrower or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

                 (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

                 (vi) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Borrower or an ERISA Affiliate fails to timely provide security to such Plan in accordance with the provisions of said Sections.

The Borrower will furnish to the Lender, at the time it furnishes each set of financial statements pursuant to paragraphs (a) and (b) above, a certificate of a Responsible Officer of the Borrower to the effect that, to the best of such Responsible Officer's knowledge, the Borrower during such fiscal period or year has observed or performed all of its covenants and other agreements, and satisfied every material condition, contained in this Loan Agreement and the other Loan

Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate (and, if any Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and describing the action the Borrower has taken or proposes to take with respect thereto).

          7.02   [Reserved]

          7.03   Existence, Etc. The Borrower will:

          (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises;

          (b) comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including, without limitation, truth in lending, real estate settlement procedures and all environmental laws) if failure to comply with such requirements would be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect;

          (c) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied;

          (d) not move its chief executive office or chief operating office from the addresses referred to in Section 6.13 unless it shall have provided the Lender 30 days prior written notice of such change;

          (e) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; and

          (f) permit representatives of the Lender, during normal business hours upon three (3) Business Days' prior written notice at a mutually desirable time, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Lender.

          7.04 Prohibition of Fundamental Changes. The Borrower shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets; provided, that the Borrower may merge or consolidate with (a) any wholly owned subsidiary of the Borrower, or (b) any other Person if the Borrower is the surviving corporation and if after giving effect thereto, no Default would exist hereunder.

          7.05 Borrowing Base Deficiency. If at any time there exists a Borrowing Base Deficiency the Borrower shall cure same in accordance with
Section 2.06 hereof.

          7.06   Notices. The Borrower shall give notice to the Lender promptly:

          (a) upon the Borrower becoming aware of, and in any event within one (1) Business Day after, the occurrence of any Default or Event of Default or any event of default or default under any other material agreement of the Borrower;

          (b) upon the Borrower becoming aware of any default related to any Collateral, any Material Adverse Effect and any event or change in circumstances which should reasonably be expected to have a Material Adverse Effect;

          (c) upon the Borrower becoming aware during the normal course of its business that the Mortgaged Property in respect of any Mortgage Loan or Mortgage Loans with an aggregate unpaid principal balance of at least $1,000,000 has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged so as to materially and adversely affect the Collateral Value of such Mortgage Loan;

          (d) upon the entry of an uninsured judgment or decree in an amount in excess of $1,000,000;

          (e) that questions or challenges the validity or enforceability of any of the Loan Documents; or

          (f) in which the amount in controversy is $2,000,000 or more, but less than $5,000,000, and as to which, in Borrower's reasonable judgment, the Borrower is not reasonably likely to prevail, or in any event, in which the amount in controversy is $5,000,000 or more.

Each notice pursuant to this Section 7.06 (other than 7.06(e)) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken or proposes to take with respect thereto.

          7.07 Servicing. Except as provided in Section 11.15(c), the Borrower shall not permit any Person other than the Borrower to service Mortgage Loans without the prior written consent of the Lender, which consent shall not be unreasonably withheld.

          7.08   Intentionally Omitted.

          7.09 Underwriting Guidelines. The Borrower shall notify the Lender in writing of any material modifications to the Underwriting Guidelines prior to requesting any Advance with respect to any Mortgage Loan which is affected by such modification. In the event that the Lender determines, in its sole discretion, that any such modification is not acceptable, the Lender will have no obligation to finance any Mortgage Loans that are originated pursuant to the modified Underwriting Guidelines. In the event that the Borrower makes any amendment or modification to the Underwriting Guidelines, the Borrower shall promptly deliver to the Lender a complete copy of the amended or modified Underwriting Guidelines.

          7.10 Lines of Business. The Borrower will not, without the Lender's consent, which shall not be unreasonably withheld, engage to any substantial extent in any line or lines of business activity which is materially different than the businesses generally carried on by it as of the Effective Date.

          7.11 Transactions with Affiliates. The Borrower will not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Loan Agreement, (b) in the ordinary course of the Borrower's business and (c) upon fair and reasonable terms no less favorable to the Borrower than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate, or make a payment that is not otherwise permitted by this Section 7.11 to any Affiliate.

          7.12 Use of Proceeds. The Borrower will use the proceeds of the Advances solely to originate, purchase, fund, manage and service Eligible Mortgage Loans.

          7.13 Limitation on Liens. The Borrower will not, nor will it permit or allow others to, create, incur or permit to exist any Lien, security interest or claim on or to any of the Collateral except for Liens on the Collateral created pursuant to this Loan Agreement. The Borrower will defend the Collateral against, and will take such other action as is necessary to remove, any Lien, security interest or claim on or to the Collateral, other than the security interests created under this Loan Agreement, and the Borrower will defend the right, title and interest of the Lender in and to any of the Collateral against the claims and demands of all persons whomsoever.

          7.14 Limitation on Sale of Assets. The Borrower shall not convey, sell, lease, assign, transfer or otherwise dispose of (collectively, "Transfer"), all or substantially all of its Property, business or assets (including, without limitation, receivables and leasehold interests) whether now owned or hereafter acquired or allow any Subsidiary to transfer substantially all of its assets to any Person; provided, that the Borrower may after prior written notice to the Lender allow such action with respect to any Subsidiary which is not a material part of the Borrower's overall business operations and the Borrower shall be permitted to conduct secondary market sales and securitizations of the mortgage loans it owns in its portfolio on terms and conditions reasonably determined by the Borrower.

          7.15 Limitation on Distributions. Following a Default of Event of Default, without the Lender's consent, the Borrower shall not make any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any stock or senior or subordinate debt of the Borrower, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower.

          7.16 Maintenance of Liquidity. The Borrower shall insure that, as of the end of each calendar month, it has Cash Equivalents in an amount of not less than $20,000,000. The Borrower shall insure that it has Cash Equivalents and unused borrowing capacity on unencumbered assets that could be drawn against (taking into account required haircuts) under committed warehouse and repurchase facilities in an amount equal to not less than $30,000,000.

          7.17 Maintenance of Tangible Net Worth. The Borrower shall not permit Tangible Net Worth at any time to be less than $250,000,000.

          7.18 Maintenance of Ratio of Total Indebtedness to Tangible Net Worth. The Borrower shall not permit the ratio of Total Indebtedness to Tangible Net Worth at any time to be greater than 10:1.

          7.19 Restricted Payments. The Borrower shall not make any Restricted Payments following an Event of Default.

          7.20 Servicing Transmission. The Borrower shall provide to the Lender on a monthly basis no later than 11:00 a.m. eastern time two (2) Business Days prior to each Payment Date (or such other day requested by Lender) (i) the Servicing Transmission, on a loan-by-loan basis and in the aggregate, with respect to the Mortgage Loans serviced hereunder by the Borrower which were funded prior to the first day of the current month, summarizing the Borrower's delinquency and loss experience with respect to Mortgage Loans serviced by the Borrower (including, in the case of the Mortgage Loans, the following categories: current, 30-59, 60+) and (ii) any other information reasonably requested by the Lender with respect to the Mortgage Loans.

          7.21 No Amendment or Waiver. The Borrower will not, nor will it permit or allow others to amend, modify, terminate or waive any provision of any Mortgage Loan to which the Borrower is a party in any manner which shall reasonably be expected to materially and adversely affect the value of such Mortgage Loan as Collateral.

          7.22 Maintenance of Property; Insurance. The Borrower shall keep all property used and necessary in its business in good working order and condition. The Borrower shall maintain errors and omissions insurance and/or mortgage impairment insurance and blanket bond coverage in such amounts as are in effect on the Effective Date (as disclosed to Lender in writing) and shall not reduce such coverage without the written consent of the Lender, and shall also maintain such other insurance with financially sound and reputable insurance companies, and with respect to property and risks of a character usually maintained by entities engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such entities.

          7.23 Further Identification of Collateral. The Borrower will furnish to the Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender or any Lender may reasonably request, all in reasonable detail.

          7.24 Mortgage Loan Determined to be Defective. Upon discovery by the Borrower or the Lender of any breach of any representation or warranty listed on Schedule 1 hereto applicable to any Mortgage Loan, the party discovering such breach shall promptly give notice of such discovery to the other.

          7.25 Interest Rate Protection Agreements. Upon the Lender's request, the Borrower shall deliver to the Lender any and all information relating to Interest Rate Protection Agreements.

          7.26 Certificate of a Responsible Officer of the Borrower. At the time that the Borrower delivers financial statements to the Lender in accordance with Section 7.01 hereof, the Borrower shall forward to the Lender a certificate of a Responsible Officer of the Borrower which demonstrates that the Borrower is in compliance with the covenants set forth in Sections 7.16, 7.17 and 7.18 above.

          Section 8. Events of Default. Each of the following events shall constitute an event of default (an "Event of Default") hereunder:

          (a) the Borrower shall default in the payment of any principal of or interest on any Advance when due (whether at stated maturity, upon acceleration or at mandatory prepayment); or

          (b) the Borrower shall default in the payment of any other amount payable by it hereunder or under any other Loan Document after notification by the Lender of such default, and such default shall have continued unremedied for three Business Days; or

          (c) any representation, warranty or certification made or deemed made herein or in any other Loan Document by the Borrower or any certificate furnished to the Lender pursuant to the provisions thereof, shall prove to have been false or misleading in any material respect as of the time made or furnished (other than the representations and warranties set forth in Section 6.23 or Schedule 1 which shall be considered solely for the purpose of determining the Collateral Value of the Mortgage Loans; unless (i) the Borrower shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made or (ii) any such representations and warranties have been determined by the Lender in its reasonable discretion to be materially false or misleading on a regular basis); or

          (d)    the Borrower shall fail to comply with the requirements of
     Section 7.03(a), Section 7.04, Section 7.06 (a) or (c), Sections 7.12 through 7.19, or Section 7.22 (b) hereof; or the Borrower shall default in the performance of its obligations under Section 7.05 hereof, and such default shall continue unremedied for a period of one (1) Business Day; or the Borrower shall otherwise fail to observe or perform any other agreement contained in this Loan Agreement or any other Loan Document and such failure to observe or perform shall continue unremedied for a period of five (5) Business Days; or

          (e) final judgment or judgments for the payment of money in excess of $2,000,000 in the aggregate (to the extent that it is, in the reasonable determination of the Lender, uninsured and provided that any insurance or other credit posted in connection with an appeal shall not be deemed insurance for these purposes) shall be rendered against the Borrower or any of its Subsidiaries by one or more courts, administrative tribunals or other bodies having jurisdiction over them and the same shall not be discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Borrower or any such Subsidiary shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (f) the Borrower shall admit in writing its inability to pay its debts as such debts become due; or

          (g) the Borrower or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate or other action for the purpose of effecting any of the foregoing; or

          (h) a proceeding or case shall be commenced, without the application or consent of the Borrower or any of its Subsidiaries, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of, or taking of possession by, a receiver, custodian, trustee, examiner, liquidator or the like of the Borrower or any such Subsidiary or of all or any substantial part of its property, or (iii) similar relief in respect of the Borrower or any such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Borrower or any such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

          (i) the Custodial Agreement or any Loan Document shall for whatever reason (including an event of default thereunder) be terminated or the lien on the Collateral created by this Loan Agreement or Borrower's material obligations hereunder shall cease to be in full force and effect, or the enforceability thereof shall be contested by the Borrower; or

          (j) any materially adverse change in the Properties, business or financial condition, or prospects of the Borrower as determined by the Lender in its sole discretion, or the existence of any other condition which, in the Lender's sole discretion, constitutes a material impairment of the Borrower's ability to perform its obligations under this Loan Agreement, the Note or any other Loan Document; or

          (k) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Lenders is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect; or

          (l) any Change of Control of the Borrower shall have occurred without the prior consent of the Lender; or

          (m) the Borrower shall grant, or suffer to exist, any Lien on any Collateral except the Liens contemplated hereby; or the Liens contemplated hereby shall cease to be first priority perfected Liens on the Collateral in favor of the Lender or shall be Liens in favor of any Person other than the Lender; or

          (n) the Lender shall reasonably request, specifying the reasons for such request, information, and/or written responses to such requests, regarding the financial well-being of the Borrower and such information and/or responses shall not have been provided within three Business Days of such request; or

          (o) the Borrower or any Subsidiary of the Borrower shall default under, or fail to perform as required under, or shall otherwise materially breach the terms of any instrument, agreement or contract between the Borrower or such other entity, on the one hand, and the Lender or any of the Lender's Affiliates on the other; or the Borrower or any Subsidiary of the Borrower shall default under, or fail to perform as requested under, the terms of any repurchase agreement, loan and security agreement or similar credit facility or agreement for borrowed funds in an amount of $10,000,000 or more entered into by the Borrower or such other entity and any third party, which default or failure entitles any party to require acceleration or prepayment of any indebtedness thereunder.

          Section 9.  Remedies Upon Default.

          (a) Upon the occurrence of one or more Events of Default (subject to the expiration of the applicable cure period contained therein) other than those referred to in Section 8(g) or (h), the Lender may immediately declare the principal amount of the Advances then outstanding under the Note to be immediately due and payable, together with all interest thereon and reasonable fees and out-of-pocket expenses accruing under this Loan Agreement; provided that upon the occurrence of an Event of Default referred to in Sections 8(g) or (h), such amounts shall immediately and automatically become due and payable without any further action by any Person. Upon such declaration or such automatic acceleration, the balance then outstanding on the Note shall become immediately due and payable, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower and may thereupon exercise any remedies available to it at law and pursuant to the Loan Documents.

          (b) Upon the occurrence of one or more Events of Default, the Lender shall have the right to obtain physical possession of the Servicing Records and all other files of the Borrower relating to the Collateral and all documents relating to the Collateral which are then or may thereafter come in to the possession of the Borrower or any third party acting for the Borrower and the Borrower shall deliver to the Lender such assignments as the Lender shall request. The Lender shall be entitled to specific performance of all agreements of the Borrower contained in this Loan Agreement.

          Section 10. No Duty on Lender's Part. The powers conferred on the Lender hereunder are solely to protect the Lender's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

          Section 11. Miscellaneous.

          11.01 Waiver. No failure on the part of the Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          11.02 Notices. Except as otherwise expressly permitted by this Loan Agreement, all notices, requests and other communications provided for herein and under the Custodial Agreement (including, without limitation, any modifications of, or waivers, requests or consents under, this Loan Agreement) shall be given or made in writing (including, without limitation, by telex or telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Loan Agreement and except for notices given under Section 2 (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by telex or telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          11.03 Indemnification and Expenses.

          (a) The Borrower agrees to hold the Lender, and its Affiliates and their respective officers, directors, employees, agents and advisors (each an "Indemnified Party") harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against such Indemnified Party (collectively, the "Costs") relating to or arising out of this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than any Indemnified Party's gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Borrower agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Costs with respect to all Mortgage Loans relating to or arising out of any violation or alleged violation of any environmental law, rule or regulation or any consumer credit laws, including without limitation laws with respect to unfair or deceptive lending practices and predatory lending practices, the Truth in Lending Act and/or the Real Estate Settlement Procedures Act, that, in each case, results from anything other than such Indemnified Party's gross negligence or willful misconduct. In any suit, proceeding or action brought by an Indemnified Party in connection with any Mortgage Loan for any sum owing thereunder, or to enforce any provisions of any Mortgage Loan, the Borrower will save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Borrower. The Borrower also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all such Indemnified Party's costs and expenses incurred in connection with the enforcement or the preservation of such Indemnified Party's rights under this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel. The Borrower hereby acknowledges that, notwithstanding the fact that the Note is secured by the Collateral, the obligation of the Borrower under the Note is a recourse obligation of the Borrower.

          (b) The Borrower agrees to pay as and when billed by the Lender all of the out-of pocket costs and expenses incurred by the Lender in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Loan Agreement, the Note, any other Loan Document or any other documents prepared in connection herewith or therewith. The Borrower agrees to pay as and when billed by the Lender all of the out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including, without limitation, (i) all the reasonable fees, disbursements and expenses of counsel to the Lender and (ii) all the due diligence, inspection, testing and review costs and expenses incurred by the Lender with respect to Collateral under this Loan Agreement, including, but not limited to, those costs and expenses incurred by the Lender pursuant to Sections 11.03(a), 11.14 and
11.16 hereof. The Lender may net any expense amounts or fees due to the Lender or its Affiliates against any Advances otherwise to be made to the Borrower.

          11.04 Amendments. Except as otherwise expressly provided in this Loan Agreement, any provision of this Loan Agreement may be modified or supplemented only by an instrument in writing signed by the Borrower and the Lender and any provision of this Loan Agreement may be waived by the Lender.

          11.05 Successors and Assigns. This Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          11.06 Survival. The obligations of the Borrower under Sections 3.03 and 11.03 hereof shall survive the repayment of the Advances and the termination of this Loan Agreement. In addition, each representation and warranty made, or deemed to be made by a request for a borrowing, herein or pursuant hereto shall survive the making of such representation and warranty, and the Lender shall not be deemed to have waived, by reason of making any Advance, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Lender may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Advance was made.

          11.07 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Loan Agreement.

          11.08 Counterparts. This Loan Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Loan Agreement by signing any such counterpart.

          11.09 Loan Agreement Constitutes Security Agreement; Governing Law. This Loan Agreement shall be governed by New York law without reference to choice of law doctrine (but with reference to Section 5-1401 of the New York General Obligations Law, which by its terms applies to this Loan Agreement), and shall constitute a security agreement within the meaning of the Uniform Commercial Code.

          11.10 SUBMISSION TO JURISDICTION; WAIVERS. EACH LOAN PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY:

          (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LOAN AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NONEXCLUSIVE PERSONAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

          (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

          (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF DELIVERY), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH

     UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE LENDER SHALL HAVE BEEN NOTIFIED; AND

          (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

          11.11 WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          11.12  Acknowledgments. The Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Loan Agreement, the Note and the other Loan Documents to which it is a party;

          (b) the Lender has no fiduciary relationship to the Borrower, and the relationship between the Borrower and the Lender is solely that of debtor and creditor; and

          (c) no joint venture exists among or between the Lender and the Borrower.

          11.13 Hypothecation or Pledge of Collateral. The Lender shall have free and unrestricted use of all Collateral and nothing in this Loan Agreement shall preclude the Lender from engaging in repurchase transactions with the Collateral or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Collateral. Nothing contained in this Loan Agreement shall obligate the Lender to segregate any Collateral delivered to the Lender by the Borrower.

          11.14  Assignments; Participations.

          (a) The Borrower may assign any of its rights or obligations hereunder or under the Note only with the prior written consent of the Lender. The Lender may assign or transfer to any bank or other financial institution that makes or invests in loans or any Affiliate of the Lender all or any of its rights or obligations under this Loan Agreement and the other Loan Documents; provided that, the Lender shall not assign its obligation to make Advances hereunder to any third party which is not an Affiliate of the Lender without the prior consent of the Borrower.

          (b) The Lender may, in accordance with applicable law, at any time sell to one or more lenders or other entities ("Participants") participating interests in any Advance, the Note, its commitment to make Advances, or any other interest of the Lender hereunder and under the other Loan Documents. In the event of any such sale by the Lender of participating interests to a Participant, the Lender's obligations under this Loan Agreement to the Borrower shall remain unchanged, the Lender shall remain solely responsible for the performance thereof, the Lender shall remain the holder of the Note for all purposes under this Loan Agreement and the other Loan Documents, and the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Loan Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Loan Agreement and the Note are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Loan Agreement and the Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Loan Agreement or the Note; provided, that such Participant shall only be entitled to such right of set-off if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Lender the proceeds thereof. The Lender also agrees that each Participant shall be entitled to the benefits of Sections 2.07 and 11.03 with respect to its participation in the Advances outstanding from time to time; provided, that the Lender and all Participants shall be entitled to receive no greater amount in the aggregate pursuant to such Sections than the Lender would have been entitled to receive had no such transfer occurred.

          (c) The Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants) only after notifying the Borrower in writing and securing signed confidentiality statements (a form of which is attached hereto as Exhibit I) and only for the sole purpose of evaluating participations and for no other purpose.

          (d) The Borrower agrees to cooperate with the Lender in connection with any such assignment and/or participation, to execute and deliver such replacement notes, and to enter into such restatements of, and amendments, supplements and other modifications to, this Loan Agreement and the other Loan Documents in order to give effect to such assignment and/or participation. The Borrower further agrees to furnish to any Participant identified by the Lender to the Borrower copies of all reports and certificates to be delivered by the Borrower to the Lender hereunder, as and when delivered to the Lender. The Lender shall reimburse the Borrower for any of the out of pocket costs incurred by the Borrower pursuant to this Section 11.14(d).

          11.15  Servicing.

          (a) The Borrower covenants to maintain or cause the servicing of the Mortgage Loans to be maintained in conformity with Accepted Servicing Practices. In the event that the preceding language is interpreted as constituting one or more servicing contracts, each such servicing contract shall terminate automatically upon the earliest of (i) an Event of Default, or (ii) the date on which all the Secured Obligations have been paid in full, or (iii) the transfer of servicing to any entity approved by the Lender.

          (b)    During the period the Borrower is servicing the Mortgage Loans,
(i) the Borrower agrees that Lender has a first priority perfected security interest in all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of such Mortgage Loans (the "Servicing Records"), and (ii) the Borrower grants the Lender a security interest in all servicing fees and rights relating to the Mortgage Loans and all Servicing Records to secure the obligation of the Borrower or its designee to service in conformity with this Section and any other obligation of Borrower to the Lender. The Borrower covenants to safeguard such Servicing Records and to deliver them promptly to the Lender or its designee (including the Custodian) at the Lender's request. It is understood and agreed by the parties that prior to an Event of Default, the Borrower shall retain the servicing fees with respect to the Mortgage Loans.

          (c) If the Mortgage Loans are serviced by any other third party servicer (such third party servicer, the "Subservicer"), the Borrower shall provide a copy of the related servicing agreement with a properly executed Instruction Letter to the Lender at least three (3) Business Days prior to the applicable Funding Date or the date on which the Subservicer shall begin subservicing the Mortgage Loans, which shall be in the form and substance acceptable to Lender (the "Servicing Agreement") and shall have obtained the written consent of the Lender for such Subservicer to subservice the Mortgage Loans. Initially, the Borrower shall not employ a Subservicer.

          (d) The Borrower agrees that upon the occurrence of an Event of Default, the Lender may terminate the Borrower in its capacity as servicer and terminate any Servicing Agreement and transfer such servicing to the Lender or its designee, at no cost or expense to the Lender. In addition, the Borrower shall provide to the Lender an Instruction Letter from the Borrower to the effect that upon the occurrence of an Event of Default, the Lender may terminate any Subservicer or Servicing Agreement and direct that collections with respect to the Mortgage Loans be remitted in accordance with the Lender's instructions. The Borrower agrees to cooperate with the Lender in connection with the transfer of servicing.

          (e) After the Funding Date, until the pledge of any Mortgage Loan is relinquished by the Custodian, the Borrower will have no right to modify or alter the terms of the Mortgage Loan or consent to the modification or alteration of the terms of any Mortgage Loan, and the Borrower will have no obligation or right to repossess any Mortgage Loan or substitute another Mortgage Loan, except as provided in any Custodial Agreement.

          (f) The Borrower shall permit the Lender to inspect upon reasonable prior written notice (which shall be no more than five (5) Business Days prior to such date) at a mutually convenient time, the Borrower's or its Affiliate's servicing facilities, as the case may be, for the purpose of satisfying the Lender that the Borrower or its Affiliate, as the case may be, has the ability to service the Mortgage Loans as provided in this Loan Agreement. In addition, with respect to any Subservicer which is not an Affiliate of the Borrower, the Borrower shall use its best efforts to enable the Lender to inspect the servicing facilities of such Subservicer.

          11.16 Periodic Due Diligence Review. The Borrower acknowledges that the Lender has the right to perform continuing due diligence reviews with respect to the Mortgage Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and the Borrower agrees that upon reasonable (but no less than three (3) Business Day's) prior notice to the Borrower, the Lender or its authorized representatives will be permitted during normal business hours to examine, inspect, make copies of, and make extracts of, the Mortgage Files and any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of the Borrower and/or the Custodian. The Borrower also shall make available to the Lender a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Files and the Mortgage Loans. Without limiting the generality of the foregoing, the Borrower acknowledges that the Lender shall make Advances to the Borrower based solely upon the information provided by the Borrower to the Lender in the Mortgage Loan Data Transmission and the representations, warranties and covenants contained herein, and that the Lender, at its option, has the right, at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans securing such Advance, including, without limitation, ordering new credit reports, new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Mortgage Loan. The Lender may underwrite such Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. The Borrower agrees to cooperate with the Lender and any third party underwriter in connection with such underwriting, including, but not limited to, providing the Lender and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of the Borrower. In addition, the Lender has the right to perform at reasonable times continuing Due Diligence Reviews of the Borrower and its Affiliates, directors, officers, employees and significant shareholders. The Borrower and Lender further agree that all out-of-pocket costs and expenses incurred by the Lender in connection with the Lender's activities pursuant to this Section 11.16 shall be paid by the Borrower; provided that, prior to the occurrence of a Default or Event of Default, such costs and expenses shall not exceed $20,000 in any calendar year unless the Lender shall have determined that in good faith that any change in the Borrower or the Collateral shall require additional due diligence.

          11.17 Set-Off. In addition to any rights and remedies of the Lender provided by this Loan Agreement and by law, the Lender shall have the right, without prior notice to the

Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all Property and deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lender or any Affiliate thereof to or for the credit or the account of the Borrower. The Lender may set-off cash, the proceeds of the liquidation of any Collateral and all other sums or obligations owed by the Lender or its Affiliates to Borrower against all of Borrower's obligations to the Lender or its Affiliates, whether under this Loan Agreement or under any other agreement between the parties or between Borrower and any affiliate of the Lender, or otherwise, whether or not such obligations are then due, without prejudice to the Lender's or its Affiliate's right to recover any deficiency. The Lender agrees promptly to notify the Borrower after any such set-off and application made by the Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

          11.18 Intent. The parties recognize that each Advance is a "securities contract" as that term is defined in Section 741 of Title 11 of the United States Code, as amended.

          11.19 Replacement by Repurchase Agreement. The Borrower hereby acknowledges and agrees that this Loan Agreement may at any time and without any further cost to the Borrower, in the sole discretion of the Lender, be replaced by a repurchase facility with substantially similar terms as those contained in this Loan Agreement. The Borrower hereby agrees to take such action and execute such documents and instruments as is necessary to effectuate such conversion.

          11.20 Entire Agreement. This Loan Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understandings relating to the matters provided for herein. No alteration, waiver, amendments, or change or supplement hereto shall be binding or effective unless the same is set forth in writing by a duly authorized representative of each party hereto.

                            [SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed and delivered as of the day and year first above written.

                                        NEW CENTURY MORTGAGE CORPORATION


                                        By:    /s/  Kevin Cloyd
                                           -------------------------------------
                                        Title: Senior Vice President

                                        Address for Notices:
                                        -------------------

                                        18400 Von Karman, Suite 1000
                                        Irvine, California 92612
                                        Attention: Kevin Cloyd
                                        Telecopier No.: (949) 862-7941
                                        Telephone No.: (949) 224-5750
                                        e-mail: kcloyd@ncen.com

                                        With a copy to: Legal Department

                                        Attention: Melissa Dant
                                        Telecopier No.: (949) 440-7033
                                        Telephone No.: (949) 225-7817
                                        e-mail: mdant@ncen.com

                                        LENDER
                                        ------

                                        GREENWICH CAPITAL FINANCIAL PRODUCTS,
                                        INC.


                                        By :   /s/  Anthony Palmisano
                                            ------------------------------------
                                        Title: Vice President

                                        Address for Notices:
                                        -------------------
                                        600 Steamboat Road
                                        Greenwich, Connecticut  06830
                                        Attention: Anthony Palmisano
                                        Telecopier No.: (203) 618-2135
                                        Telephone No.: (203) 618-2341

                                        With a copy to:

                                        Attention: General Counsel
                                        Telecopier No.: (203) 629-5718
                                        Telephone No.: (203) 625-2700